UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2007

R.H. DONNELLEY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation) 1001 Winstead Drive, Cary NC (Address of principal executive offices)	333-59287 (Commission File Number) Registrant’s telephone number, including area code: (919) 297-1600	36-2467635 (IRS Employer Identification No.) 27513 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 17, 2007, R.H. Donnelley Inc. (“RHDI”), a wholly owned subsidiary of R.H. Donnelley Corporation (the “Parent”), issued a press release announcing that, with regard to its tender offer and consent solicitation with respect to its $600 million aggregate principal amount of 10⅞% senior subordinated notes due 2012 (the “Notes”), it received valid tenders of, and deliveries of consents related to, $599,922,000 aggregate principal amount of the Notes at or prior to 8:00 a.m., New York City time, on October 17, 2007, representing 99.987% of the $600 million aggregate principal amount of the Notes. These amounts include the previously announced receipt by RHDI of valid tenders of, and deliveries of consents related to, $599,632,000 aggregate principal amount of the Notes at or prior to 5:00 p.m., New York City time, on October 1, 2007, representing approximately 99.9% of the aggregate principal amount of the Notes outstanding. RHDI has accepted for purchase all notes validly tendered before 8:00 a.m., New York City time, on October 17, 2007. RHDI executed a supplemental indenture relating to the Notes on October 2, 2007, which became operative on October 17, 2007. RHDI is filing herewith the press release issued on October 17, 2007 as Exhibit 99.1 hereto, which is incorporated herein by reference thereto.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

The following exhibits are filed with this report.

Exhibit No.	Exhibit Description

99.1	Press Release, dated October 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. DONNELLEY INC.

By:	/s/ Robert J. Bush
Name: Robert J. Bush
Title: Senior Vice President, General Counsel & Corporate Secretary

Date: October 17, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated October 17, 2007.